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                                                                    Exhibit 99.2

                          NOTICE OF GUARANTEED DELIVERY
                              ROHM AND HAAS COMPANY

                              Offer to Exchange its
                            % [Notes][Debentures] due
               which have been registered under the Securities Act
                       for any and all of its outstanding
                            % [Notes][Debentures] due
                   that were issued and sold in a transaction
                       exempt from registration under the
                       Securities Act of 1933, as amended

              Pursuant to the Prospectus dated            , 1999

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i)
certificates for the Company's    % [Notes][Debentures] due (the "Outstanding
Debt") are not immediately available, (ii) Outstanding Debt, the Letter of Transmittal and all other required documents cannot be delivered to The Bank of New York (the "Exchange Agent") on or prior to the Expiration Date or (iii) the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange Offer--Procedures for Tendering Outstanding Debt" in the Prospectus. In addition, in order to utilize the guaranteed delivery procedure to tender Outstanding Debt pursuant to the Exchange Offer, a completed, signed and dated Letter of Transmittal relating to the Outstanding Debt (or facsimile thereof) must also be received by the Exchange Agent on or prior to the Expiration Date. Capitalized terms not defined herein have the meanings assigned to them in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:
                      Chase Manhattan Trust Company, N.A.

   By Registered or Certified Mail:           Facsimile Transmissions:
  Chase Manhattan Trust Company, N.A.       (Eligible Institutions Only)
            55 Water Street                        (212) 638-7375
                Room 234
        New York, New York 10041               To Confirm by Telephone
          Attn: Carlos Estevez                or for Information Call:

    By Hand or Overnight Delivery:                 Carlos Estevez
  Chase Manhattan Trust Company, N.A.              (212) 638-0828
            55 Water Street
                Room 234
        New York, New York 10041
          Attn: Carlos Estevez

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Rohm and Haas Company, a Delaware corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus dated , 1999 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate principal amount of Outstanding Debt set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Procedures for Tendering Outstanding Debt."

Aggregate Principal Amount         Name(s) of Registered Holder(s): ___________

Amount Tendered: $____________*    ____________________________________________

Certificate No(s) (if available): _____________________________________________

________________________________________________________________________________

$
________________________________________________________________________________
    (Total Principal Amount Represented by Outstanding Debt Certificate(s))

If Outstanding Debt Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ___________________________________________________________

Date: _________________________________________________________________________

*Must be in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.

________________________________________________________________________________

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

________________________________________________________________________________

                                PLEASE SIGN HERE

X ___________________________________     _____________________________________

X ___________________________________     _____________________________________
     Signature(s) of Owner(s) or                          Date
        Authorized Signatory

Area Code and Telephone Number: _______________________________________________

     Must be signed by the holder(s) of the Outstanding Debt as their name(s) appear(s) on certificates for Outstanding Debt or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below and, unless waived by the Company, provide proper evidence satisfactory to the Company of such person's authority to so act.